Exhibit 21.1

List of Subsidiaries

Name of Entity	Jurisdiction
SFDC Australia Pty. Ltd.	Australia
salesforce.com Canada Corporation	Canada
2Catalyze Corp.	Canada
GoInstant Corp.	Canada
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
salesforce.com France SAS	France
salesforce.com Germany GmbH	Germany
salesforce.com Hong Kong Ltd.	Hong Kong
salesforce.com India Private Limited	India
DimDim Software Private Limited	India
SFDC (EMEA) Limited	Ireland
SFDC International Limited	Ireland
SFDC Ireland Limited salesforce.com Israel Ltd.	Ireland Israel
Mined Analytics Ltd.	Israel
salesforce.com Italy S.r.l	Italy
Kabushiki Kaisha salesforce.com	Japan
Kabushiki Kaisha SFJH	Japan
SforceSystems Korea Limited	Korea
SFDC Luxembourg SARL	Luxembourg
SFDC Mexico S. de R.L. de C.V.	Mexico
SFDC Netherlands B.V.	Netherlands
salesforce.com Singapore Pte. Ltd.	Singapore
Buddy Media Asia Pte. Ltd.	Singapore
salesforce Systems Spain, S.L.	Spain
SFDC Sweden AB	Sweden
salesforce.com sàrl	Switzerland
salesforce.com Taiwan Limited	Taiwan
SFDC UK Ltd.	United Kingdom
Informavores Group Ltd.	United Kingdom
Informavores Ltd.	United Kingdom
Informavores Technologies Ltd.	United Kingdom
Radian6 Technologies UK Ltd.	United Kingdom
Buddy Media (UK) Limited	United Kingdom
Brighter Option Ltd.	United Kingdom
salesforce.com, LLC	United States of America
SFDC Holding Co.	United States of America
Bay Jacaranda Holdings LLC	United States of America
Bay Jacaranda No. 3334 LLC	United States of America
Bay Jacaranda No. 2627 LLC	United States of America
Bay Jacaranda No. 2932 LLC	United States of America
Jigsaw Data Corporation	United States of America
Activa Live, Inc.	United States of America
DimDim, Inc.	United States of America
Heroku, Inc.	United States of America
Desk.com, Inc. (FKA Assistly, Inc)	United States of America
Do.com, Inc. (FKA Akmm, Inc.)	United States of America
Model Metrics, Inc.	United States of America
Buddy Media, Inc.	United States of America
Spinback LLC	United States of America
Brighter Option, Inc.	United States of America
Prior Knowledge, Inc.	United States of America
Rypple, Inc.	United States of America
Jetcraft Labs, LLC	United States of America